As filed with the Securities and Exchange Commission on September 6, 2005          Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1187753
(State of Incorporation)	(I.R.S. Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, CO 80301

(Address of principal executive offices)

Tapestry Pharmaceuticals, Inc.
2004 Equity Incentive Plan

(Full title of the plans)

Kai P. Larson

Vice President and General Counsel

Tapestry Pharmaceuticals, Inc.

4840 Pearl East Circle, Suite 300W
Boulder, CO 80301
Telephone:  (303) 516-8500

Telecopier:  (303) 530-1296

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Francis R. Wheeler, Esq.

Cooley Godward LLP

380 Interlocken Crescent, Suite 900

Broomfield, CO 80021

Telephone:  (720) 566-4000

Telecopier:  (720) 566-4099

CALCULATION OF REGISTRATION FEE

Title of Shares	Number of Shares (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum aggregate offering price (2)	Amount of Registration Fee (3)
2004 Equity Incentive Plan Common Stock (par value $.0075)	2,000,000	$0.425	$850,000	$100.05

(1)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.  This Registration Statement shall also cover any additional shares of common stock that become issuable under the 2004 Equity Incentive Plan set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of shares of the Registrant’s outstanding common stock. None of such shares have been issued or are subject to outstanding options.

(2)                                  The price of $0.425 per share and the aggregate offering price are based on the average of the high and low prices of Registrant’s common stock on September 1, 2005 as reported on the Nasdaq National Market.

(3)                                  Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8 NO. 333-120081

Tapestry Pharmaceuticals, Inc. is hereby registering 2,000,000 additional shares of its Common Stock for issuance under its 2004 Equity Incentive Plan. The contents of Registration Statement on Form S-8 No. 333-120081 filed with the Securities and Exchange Commission on October 29, 2004 are incorporated by reference herein.

EXHIBITS

Exhibit Number
5.1	Opinion of Cooley Godward LLP

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on August 30, 2005.

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Kai P. Larson
Kai P. Larson
Vice President, General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature		Title	Date

	*	Chairman of the Board and Chief	August 30, 2005
	Leonard P. Shaykin	Executive Officer (Principal Executive Officer)

	*	Executive Vice President	August 30, 2005
Patricia A. Pilia, Ph.D.

	*	Senior Vice President and Chief Financial	August 30, 2005
	Gordon H. Link Jr.	Officer (Principal Financial Officer)

	*	Vice President, Corporate Controller	August 30, 2005
	Bruce W. Fiedler	(Principal Accounting Officer)

	*	Director	August 30, 2005
Stephen K. Carter, M.D.

	*	Director	August 30, 2005
George M. Gould

	*	Director	August 30, 2005
Arthur H. Hayes, Jr., M.D.

	*	Director	August 30, 2005
Elliot M. Maza

	*	Director	August 30, 2005
Richard N. Perle

	*	Director	August 30, 2005
Robert E. Pollack, Ph.D.

*By:	/s/ Kai P. Larson	Attorney in Fact	August 30, 2005
Kai P. Larson, as Attorney in Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Grant Thornton LLP, an independent registered public accounting firm

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney